Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES $11 MILLION CAPITAL
INFUSION FOR ROYAL PALM BANK OF FLORIDA SUBSIDIARY
Quincy, IL, December 3, 2009 — Mercantile Bancorp, Inc. (NYSE Amex: MBR) announced it has provided $11 million in capital to The Royal Palm Bank of Florida (“Royal Palm”), its Naples, Florida based wholly owned subsidiary. Mercantile recently announced successful results of several steps in its multi-tiered recapitalization plan, which contributed to the capital being provided to Royal Palm. Royal Palm is a full-service institution with particular expertise in serving businesses.
“This capital infusion enables Royal Palm to exceed FDIC-required capital ratios and enables its management team, which joined Royal Palm in 2008 and has more than ten years of experience operating in the Southwest Florida market, to concentrate on managing the bank’s loan portfolio and building its business,” said Ted T. Awerkamp, Mercantile’s President and CEO. “Royal Palm is now among the area’s better-capitalized institutions, and positions it to capitalize on opportunities in its markets.” Following the injection of capital, Royal Palm’s Tier 1 Capital Ratio stands at approximately 9.75% while its Total Risk-Based Capital Ratio is approximately 15.05% — both above regulatory standards for “well-capitalized.” Neither Mercantile Bancorp nor Royal Palm Bank has accepted any federal funds under various programs such as TARP or CPP.
Awerkamp noted that although the Southwest Florida market continues to be challenged by depressed real estate values and soft economic conditions, Royal Palm has been successful in adding new loans and deposits even as the bank’s management team worked diligently to manage legacy loan issues and improve the bank’s loan portfolio and asset quality.
J. Greg Murphy, President and CEO of Royal Palm, commented: “We believe our improved capital strength sends a very positive message to our market about Royal Palm’s viability, commitment to the area, and our ability to play an important part in the recovery of the region. Following a concerted effort over the past year and a half to address serious problems with the bank’s real estate loan portfolio, we have reached the point where the Bank’s core operating income is nearing break-even.
“We are definitely excited about the possibility of seeking out quality loan opportunities. Our market has always been very driven by real estate, and as a result this was one of the hardest-hit areas in the nation following the dramatic downturn of real estate demand and values. We expect some market recovery to begin in 2010 as land and property values stabilize, and as properties going through Florida’s rather lengthy foreclosure process are freed for sale.
“Southwest Florida isn’t, however, just about real estate. We have a vibrant business community. There has been historically strong population growth. This is a great place to work and live, and we’re confident Royal Palm Bank can play a meaningful role in the area’s recovery,” concluded Murphy.
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois and one each in Missouri, Kansas, and Florida,

where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company also operates a Mercantile Bank branch office in Indiana. In addition, the Company has minority investments in eight community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008, and Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.